EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Pre-Paid Legal Services, Inc. on Form S-8 of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of Pre-Paid Legal Services, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Deloitte & Touche LLP

Tulsa, Oklahoma
June 1, 2000